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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
I/OMAGIC CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

I/OMAGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 20, 2002

TO ALL STOCKHOLDERS OF I/OMAGIC CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of I/OMagic Corporation, a Nevada corporation, will be held at The Irvine Hyatt, 17900 Jamboree Boulevard, Irvine, California 92614 on June 20, 2002 at 9:00 a.m. Pacific time, for the following purposes:

  To elect six Directors for a term of one year or until their successors are duly elected and qualified;

  To approve a reverse split of the Company's stock in the amount of between one for two and one for seven;

  To ratify the appointment of Singer Lewack Greenbaum & Goldstein, LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only stockholders of record at the close of business on April 12, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

	By:	/s/ TONY SHAHBAZ Tony Shahbaz
	Its:	Chief Executive Officer, President, Secretary and Chief Financial Officer

Irvine, California May 16, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

I/OMAGIC CORPORATION
1300 EAST WAKEHAM AVENUE
SANTA ANA, CALIFORNIA 92705

PROXY STATEMENT

GENERAL INFORMATION

        The accompanying proxy is solicited by the Board of Directors of I/OMagic Corporation (the "Company") for the Annual Meeting of Stockholders of the Company to be held at The Irvine Hyatt, 17900 Jamboree Boulevard, Irvine California, 92614 on June 20, 2002 at 9:00 a.m. Pacific time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for approval of the proposed stock split and for the ratification of Singer Lewak Greenbaum & Goldstein, LLP as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgement. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on June 10, 2002.

        Only holders of shares of Common Stock of record at the close of business on April 12, 2002 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on April 12, 2002, the Company had outstanding 67,930,291 shares of Common Stock.

        At the Annual Meeting, the holders of Common Stock will be entitled, as a class, to elect five Directors ("Directors"). The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of the Directors. The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of a reverse stock split, and for the ratification of the appointment of Singer Lewack Greenbaum & Goldstein, LLP, as the Company's independent public accountants.

        Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

        A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 1300 East Wakeham Avenue, Santa Ana, California 92705, for a period of ten days prior to the Annual Meeting for examination by any stockholder.

        Officers and Directors of the Company beneficially own approximately 78% of the outstanding shares of Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is virtually assured.

ELECTION OF DIRECTORS
(Proposal #1)

        Five Directors are to be elected for the ensuing year or until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to Common Stock. All of the nominees are standing for re-election by the stockholders from the current term.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

NAME AND AGE	AGE	DIRECTOR SINCE	POSITION WITH THE COMPANY
Tony Shahbaz	40	1993	Chairman, President, Chief Executive Officer, Secretary, and Chief Financial Officer
Daniel Hou	51	1998	Director
Anthony Andrews	38	1997	Vice President, Director of Engineering and Director
Steel Su	52	1999	Director
Young Hyun Shin	48	1999	Director
Daniel Yao	45	2001	Director

Mr. Tony Shahbaz, Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, is the Company's founder. In addition, he has played a key role in developing virtually all aspects of the Company's business strategy. Mr. Shahbaz has a technical background with approximately 20 years in the PC industry. He was employed by Western Digital Corporation from September 1986 to March 1993. At Western Digital Corporation, he held several positions including Vice President of Worldwide Sales for Western Digital Paradise, and Regional Director of Asia Pacific Sales and Marketing Operations. While at Western Digital Paradise's business unit, he established a multi-channel world wide retail distribution structure, with a full line of video multimedia products. As Regional Director of Asia Pacific Sales, he managed two of the company's wholly owned subsidiaries that managed the Asia Pacific Sales and Marketing and Design Support for OEM and regional distributors throughout the region. Since 1993, Mr. Shahbaz has been the President of I/OMagic Corporation. Prior to his positions with Western Digital, he held management positions with Tandon Corporation and Lapin Technology, in the marketing and sales divisions of those companies.

Mr. Daniel Hou, Director, Mr. Hou is the Founder of Hou Electronics, Inc. a computer peripheral supplier. This company was formed in 1986 and has continually grown to have revenues of $45 million in 1998. Mr. Hou has been the president of Hou Electronics from 1986 through the present. He is responsible for all business activities associated with Hou Electronics. Mr. Hou is active in related organizations such as holding the office of President with the Southern California Chinese Computer Association as well as a membership in American Chemistry Society. Mr. Hou received his Masters in Science from the University of Utah.

Mr. Anthony Andrews, Vice President, Director of Engineering, joined the Company in February, 1994. Mr. Andrews has over 15 years of experience in the computer industry. His background includes product and software design, with his most recent position as Principal Engineer at Western Digital Corporation from March, 1988 to February, 1994. As Principal Engineer, he played a key role in the development of portable notebook power management designs for companies such as IBM and AST. He also played a lead role in developing power management features that are being commonly used in the industry today. Mr. Andrews has his own software design company which has developed embedded system designs as well as game software. Mr. Andrews works closely with the Company's sales channels to identify product/market opportunities for the Company. He is responsible for bringing products from concept to market launch. This includes sourcing manufacturers for hardware, developing any necessary software, and packaging designs and specification sheets. He received a Bachelor of Science in Math and Computer Science from the University of California at Los Angeles.

Mr. Steel Su, nominee for Director, founded Behavior Design Corporation eighteen years ago. Mr. Su currently holds the following positions: Behavior Design Corporation, Chairman; GenNet Technology Corp. Ltd., Chairman; Emprex Technologies Corp., Chairman; Cybernetic Generator Corp., Chairman; Main Tek, Inc., Chairman; ATOP Technologies, Inc., Director; Behavior Tech Computer Corp., Chairman; Behavior Tech Computer (USA) Corp., Chairman; Behavior Tech Computer Affiliates, N.V., Chairman; BTC Korea Co. Ltd., Director; Arescom, Inc., Director; and Aurora Systems Corp., Director. He has the following education: Ching Yuar Christian University, Electronic Engineering Department; National Taiwan University, Graduate Institute of International Business, Department of International Business; The Graduate School of Business, Stanford University, Stanford Executive Program 1992; and Massachusetts Institute of Technology, Sloan School of Management, Entrepreneurship Development Program 2000.

Mr. Young-Hyun Shin, nominee for Director, has been the Chief Executive Officer of BTC Korea Co., Ltd. from March, 1988 through the present. He received a degree in electronics from Yonsei University in 1979. Mr. Shin resides in Korea.

Mr. Daniel Yao, nominee for Director, currently Mr. Yao is a Senior Investment Consultant for Ritek Corp. Prior to this time, he was Senior Vice President for Core Pacific Securities Corp.

        There is no family relationship between any of the directors or officers of the Company.

Meetings of the Board of Directors and Information Regarding Committees

        The Board of Directors currently has a compensation committee.

        The Board of Directors held one meeting in fiscal 2000. All Directors attended the single meeting of the Board of Directors.

Executive Compensation

        General Compensation Discussion.    All decisions regarding compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors or stockholders for approval, as appropriate. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

        Set forth below is a summary of compensation for the Company's officers for fiscal years 2001, 2000 and 1999. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or its subsidiary.

SUMMARY COMPENSATION TABLE

Long Term Compensation
					Awards		Payouts
Annual Compensation
Name and Principal Position					Options SARs		All Other Compensation
	Year	Salary		Bonus
Tony Shahbaz CEO, President, Secretary & CFO	2001 2000 1999	$ $ $	180,857 140,000 140,000	$0 0 165,396	905,000(1 1,110,000(2 -0-	) )	$ $ $	6,000 (auto) 6,000 (auto) 6,000 (auto)

(1)
On August 10, 2001, the Company issued 100,000 options to Mr. Shahbaz to purchase common stock of the Company at an exercise price of $1.10 per share under the Company's 2001 Incentive and Nonstatutory Stock Option Plan as compensation for his serving as a director. The Company also issued 800,000 options to purchase common stock at an exercise price of $1.00 per share to Mr. Shahbaz under the 2001 Incentive and Nonstatutory Stock Option Plan as compensation for Mr. Shahbaz serving as an officer of the Company. The Company also issued 5,000 options to Fedra Shahbaz, wife of Mr. Shahbaz, to purchase common stock of the Company at an exercise price of $1.10 per share under the Company's 2001 Incentive and Nonstatutory Stock Option Plan.

(2)
On January 24, 2000, the Company issued 300,000 options to Mr. Shahbaz to purchase common stock of the Company at an exercise price of $2.00 per share under the Company's 1999 Incentive and Nonstatutory Stock Option Plan. The Company also issued 300,000 options to purchase common stock at an exercise price of $2.06 per share to Mr. Shahbaz under the 2000 Incentive and Nonstatutory Stock Option Plan. The Company also issued 510,000 options to Fedra Shahbaz, wife of Mr. Shahbaz, to purchase common stock of the Company at an exercise price of $2.00 per share under the Company's 2000 Incentive and Nonstatutory Stock Option Plan.

Compensation of Directors

        Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors' meetings. During August 2001, 350,000 options at an exercise price of $1.10 have been issued to the members of the Board of Directors and certain employees.

Security Ownership of Management and Principal Owners

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Report by: (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director of the Company; and (iii) all directors and officers as a group.

Name	Number of Shares(1) of Common Stock	Percentage Beneficially Owned(2)
Tony Shahbaz(3)	35,729,417	55%
Anthony Andrews(4)	16,666	*
Daniel Hou	35,000	*
Hou Electronics, Inc.(5)	2,000,000	3%
Steel Su(3)	6,860,000	9%
BTC Korea(3)	8,132,912	10%
Citrine Group, LTD.	5,112,262	7%

All officers and directors as a group (4 persons)	42,641,083	65%

*
Less than one percent

(1)
Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. The number of shares reflected above are those outstanding as of December 31, 2001.

(2)
The percentages are based on 70,130,291 shares outstanding on a fully diluted basis as of April 5, 2002.

(3)
C/o the Company's address: 1300 Wakeham, Santa Ana, California 92705. 18,356,340 of these shares are held in the name of Susha, LLC, a California LLC. Susha was created as a holding company to hold certain securities contributed by BTC and Mr. Shahbaz. While Mr. Shahbaz has certain voting powers associated with the shares held by Susha, 50% of all financial benefits derived from the shares held by Susha are for the benefit of BTC and 50% of the financial benefits derived from the shares held by Susha are for the benefit of Mr. Shahbaz. 8,250,000 of these shares are held in the name of Susha, LLC a Nevada LLC. Susha Nevada was created as a holding company to hold certain securities contributed by BTC and Mr. Shahbaz. While Mr. Shahbaz has voting and investment power associated with the shares held by Susha, 50% of all financial benefits derived from the shares held by Susha are for the benefit of BTC and 50% of the financial benefits derived from the shares held by Susha are for the benefit of Mr. Shahbaz. The remainder consists of 7,534,077 shares held in Mr. Shahbaz' name, 2,100,000 options to purchase common stock granted to Mr. Shahbaz, and 515,000 options granted to Fedra Shahbaz, wife of Mr. Shahbaz.

(4)
Including 350,000 options to purchase common stock granted to Tony Andrews and 60,000 options granted to Nancy Andrews, wife of Mr. Andrews.

(5)
Pursuant to a written agreement, Hou Electronics, Inc. is entitled to nominate a candidate for the Board of Directors of the Company.

Certain Relationships and Related Transactions.

        On February 3, 1999, I/OMagic entered into a subscription agreement with Behavior Technology Corporation (USA), a California corporation ("BTC"). In this transaction, BTC: (i) contributed $5 million worth of inventory in exchange for 16,666,667 shares of restricted Common Stock of I/OMagic, and (ii) provided a $5 million credit line for the purchase of additional inventory. Borrowings are non-interest bearing and are due 75 days from the date of borrowing. As of December 31, 1999, the Company had $829,009 outstanding in trade payables generated in the ordinary course of business.

        Effective January 4, 2000, the Company issued to an affiliated company of BTC 6,250,000 shares of restricted common stock valued at $0.80 per share for $5,000,000 of inventory, as defined (valued at transferor's cost basis).

        In March 2000, the Company sold 632,912 shares of restricted common stock to an affiliate of BTC for cash at $3.16 per share or $2,000,000 in aggregate, which included a 20% discount.

APPROVAL OF THE REVERSE STOCK SPLIT
(Proposal #2)

        The Board of Directors has requested that the shareholders provide the Board of Directors with the authority to implement a reverse stock split of the Company's shares of common stock during calendar year 2002. The proposed amount of this reverse stock split shall be no less than one for two and shall not exceed one for seven. The Board of Directors is requesting this discretion so that it may take all relevant factors into account in determining the amount and timing of the reverse stock split.

        The Company currently has outstanding 67,930,291 shares of common stock. In the event a one for two reverse stock split is implemented, then the outstanding shares shall equal 33,965,145 and in the event a one for seven reverse stock split is implemented then the outstanding shares shall equal 9,704,327.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2001
(Proposal #3)

        The Company has retained, subject to stockholder ratification, Singer Lewack Greenbaum & Goldstein, LLP ("SLGG"), as its independent public accountants for the fiscal year ending December 31, 2001. SLGG has been the independent accountants for the Company for the last year and has no financial interest, either direct or indirect, in the Company. A representative of SLGG is expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders. If the stockholders do not ratify the appointment of SLGG as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

        The vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the ratification of SLGG as the Company's independent public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWACK GREENBAUM & GOLDSTEIN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002

        The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2002 Annual Meeting of Stockholders is expected to be held on or about June 20, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about June 10, 2002. Proposals of stockholders of the Company that are intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than June 17, 2002 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons the Company believes that during its 2001 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

OTHER MATTERS

        The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in the Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgement.

        It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date, and mail your Proxy in the enclosed envelope as promptly as possible.

        A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, which has been filed with the SEC pursuant to the Exchange Act, has been mailed to you along with this Proxy Statement. Additional copies of the Company's Annual Report may be obtained without charge upon written request to Lydia Hernandez, I/OMagic Corporation, 1300 East Wakeham Avenue, Santa Ana, California 92705 or on the Internet at www.sec.gov from the SEC's EDGAR database.

BY ORDER OF THE BOARD OF DIRECTORS
	By:	/s/ TONY SHAHBAZ Tony Shahbaz,
	Its:	Chief Executive Officer, President, Secretary, Chief Financial Officer

Irvine, California May 16, 2002

I/OMagic Corporation
1300 East Wakeham Avenue
Santa Ana, California 92705

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Please mark your votes as ☒ indicated in this example.

ELECTION OF DIRECTORS
	FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

Tony Shahbaz      Daniel Hou      Tony Andrews      Steel Su      Y.H. Shin       Daniel Yao

        Proposal to authorize the reverse stock split.

                                                 ☐    FOR                                                 ☐    AGAINST                                                 ☐    ABSTAIN

        Proposal to ratify the appointment of Singer Lewack Greenbaum & Goldstein, LLP as the Company's independent auditors for fiscal 2001.

                                                 ☐    FOR                                                 ☐    AGAINST                                                 ☐    ABSTAIN

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS #2, #3, AND #4, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated:	, 2002

(Signature)
(Second Signature)
PLEASE DATE AND SIGN ABOVE exactly as your name appears at left, indicating where appropriate, official position or representative capacity.

QuickLinks

I/OMAGIC CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on June 20, 2002
ELECTION OF DIRECTORS (Proposal #1)
SUMMARY COMPENSATION TABLE
APPROVAL OF THE REVERSE STOCK SPLIT (Proposal #2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2001 (Proposal #3)
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER MATTERS